FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports 2026 First Quarter Financial Results

MILWAUKEE (May 5, 2026) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported first quarter 2026 results.

“We ended the first quarter of 2026 with an 86% increase in revenue over prior year, driving improved gross profit and operating loss, and a 25% improvement in free cash flow, compared to first quarter 2025. We also maintained our position as the number one retailer of U.S. electric on-road motorcycles1. With the upcoming launch of the S4 Honcho™, we are excited about the continued positive strides to be made in the business in the remainder of 2026,” said Karim Donnez, CEO, LiveWire.

First Quarter Highlights and Financial Results

•Electric Motorcycle unit sales increased 176% over first quarter 2025 with revenue increasing 236%.
•STACYC unit sales increased 101% over first quarter 2025 with revenue increasing 60%.
•Consolidated operating loss decreased by $3.0 million from same quarter 2025 driven by an improvement in gross profit of $1.6 million and decrease in consolidated selling, administrative and engineering expense of $1.4 million.
•Reduced net cash used by operating activities by 26% driving a 25% improvement in free cash flow as compared to 2025.
•Market share of 76% in the U.S. electric motorcycle 50+kilowatt on-road EV segment1.
•Targeted production of the S4 Honcho™ continues to be in Spring 2026.

Total Company Highlights

$ in millions*	1st quarter
	2026	2025	Change
Consolidated Revenue Units	4,050	2,003	102%
Consolidated Revenue	$5.1	$2.7	86%
Consolidated Operating Loss	($17.7)	($20.7)	14%
Net Loss	($18.1)	($19.3)	6%
Free Cash Flow**	($13.6)	($18.1)	25%
*Amounts may not add or recalculate due to rounding.

**Definition of Free Cash Flow and reconciliation to the comparable GAAP metrics is at the end of this release.

The Company’s consolidated net loss was $18.1 million for the first quarter 2026 as compared to $19.3 million in the same period prior year driven by the segment results noted below, offset by an increase of $1.4 million in related party interest expense, and a decrease of $0.5 million of non-operating income related to the change in fair value of the outstanding warrants as of March 31, 2026 as compared to prior year.

LiveWire Group, Inc. is comprised of two business segments:

•STACYC – focused on the sale of electric balance bikes for kids, electric bikes, and related products
•Electric Motorcycles – focused on the sale of electric motorcycles and related products

1Source: U.S. EV Street Legal Market Share for March from Motorcycle Industry Council (MIC).

STACYC

$ in millions*	1st quarter
	2026	2025	Change
Electric Balance Bike and Electric Bike Units	3,959	1,970	101%
Revenue	$3.7	$2.3	60%
Operating Loss	($1.0)	($1.3)	26%
*Amounts may not add or recalculate due to rounding.

STACYC unit sales increased by 101% compared to the prior year same quarter resulting in an increase to revenue of $1.4 million. Operating loss decreased by $0.3 million in the first quarter of 2026 compared to 2025 primarily due to increased gross profit on increased sales.

Electric Motorcycles

$ in millions*	1st quarter
	2026	2025	Change
Motorcycle Units	91	33	176%
Revenue	$1.4	$0.4	236%
Operating Loss	($16.7)	($19.4)	14%
*Amounts may not add or recalculate due to rounding.

Electric Motorcycle unit sales increased by 176% compared to the prior year same quarter resulting in an increase to revenue of $1.0 million. Operating loss decreased by $2.7 million primarily driven by a $1.6 million reduction in selling, administrative and engineering expense from continued focus on cost reduction, primarily people costs, compared to the same quarter in the prior year.

Financial guidance

For the full year 2026, the Company reiterates its full-year guidance.

Webcast
The public is invited to attend Harley-Davidson, Inc.’s audio webcast from 8-9:30 a.m. CT where discussion of LiveWire will be limited to financial results and updates to LiveWire’s outlook. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; Harley-Davidson, Inc. (“H-D”) making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to obtain funding for our operations, access to capital markets and manage costs; our future capital requirements and sources and uses of cash; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings on an ongoing annual basis; our ability to manage and predict the impact of global trade issues and changes in and uncertainties with respect to trade and export regulations, trade policies and sanctions, tariffs, international trade disputes, particularly those relating to China and Taiwan, may have on the Company's ability to sell products domestically and internationally, and the cost of raw materials and components, including tariffs recently imposed or that may be imposed by the U.S. on foreign goods or other tariffs recently imposed or that may be imposed by foreign countries on U.S. goods; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; global trade issues and changes in and uncertainties with respect to trade and export regulations, trade policies, sanctions, tariffs, international trade disputes, particularly those relating to China or Taiwan, geopolitical events and related actions that may occur between mainland China and Taiwan; increased geopolitical volatility and conflicts, such as in the Middle East, our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 31, 2026	March 31, 2025
Revenue, net	$5,115	$2,743
Costs and expenses:
Cost of goods sold	5,652	4,911
Selling, administrative and engineering expense	17,135	18,498
Total operating costs and expenses	22,787	23,409
Operating loss	(17,672)	(20,666)
Interest expense, related party	(1,417)	—
Interest income	603	504
Change in fair value of warrant liabilities	383	905
Loss before income taxes	(18,103)	(19,257)
Income tax provision	25	14
Net loss	$(18,128)	$(19,271)

Net loss per share, basic and diluted	$(0.09)	$(0.09)

Weighted-average shares, basic and diluted	204,491	203,480

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$67,495	$82,777
Accounts receivable, net	3,120	3,383
Accounts receivable from related party	1	585
Inventories, net	14,225	15,255
Other current assets	2,959	2,887
Total current assets	87,800	104,887
Property, plant and equipment, net	26,495	27,556
Goodwill	8,327	8,327
Deferred tax assets	6	6
Lease assets	715	823
Intangible assets, net	741	804
Other long-term assets	3,539	4,008
Total assets	$127,623	$146,411
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,905	$2,299
Accounts payable to related party	7,617	6,716
Accrued liabilities	9,693	12,362
Current portion of lease liabilities	240	496
Current portion of term loan - related party, net	—	800
Total current liabilities	20,455	22,673
Long-term portion of lease liabilities	365	246
Deferred tax liabilities	158	149
Long-term portion of term loan - related party, net	74,185	74,183
Warrant liabilities	1,518	1,901
Other long-term liabilities	2,626	1,231
Total liabilities	99,307	100,383
Shareholders' equity:
Preferred Stock	—	—
Common Stock	21	20
Treasury Stock	(5,244)	(4,437)
Additional paid-in-capital	352,711	351,489
Accumulated deficit	(319,155)	(301,027)
Accumulated other comprehensive (loss) income	(17)	(17)
Total shareholders' equity	28,316	46,028
Total liabilities and shareholders' equity	$127,623	$146,411

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net loss	$(18,128)	$(19,271)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,415	3,085
Change in fair value of warrant liabilities	(383)	(905)
Stock compensation expense	1,222	1,615
Provision for expected credit losses	30	13
Deferred income taxes	8	12
Inventory write-down	318	809
Interest expense, related party	1,417	—
Other, net	(33)	(199)
Changes in current assets and liabilities:
Accounts receivable, net	215	239
Accounts receivable from related party	584	399
Inventories	698	(2,358)
Other current assets	185	(155)
Accounts payable and accrued liabilities	(2,443)	(6,396)
Accounts payable to related party	901	5,622
Net cash used by operating activities	(12,994)	(17,490)
Cash flows from investing activities:
Capital expenditures	(688)	(613)
Net cash used by investing activities	(688)	(613)
Cash flows from financing activities:
Payment of borrowings under term loan - related party	(800)	—
Repurchase of common stock	(807)	(250)
Net cash provided (used) by financing activities	(1,607)	(250)
Effect of exchange rate changes on cash and cash equivalents	7	138
Net increase (decrease) in cash and cash equivalents	$(15,282)	$(18,215)
Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$82,777	$64,437
Net increase (decrease) in cash and cash equivalents	(15,282)	(18,215)
Cash and cash equivalents—end of period	$67,495	$46,222

LiveWire Group, Inc.
Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash used by operating activities as presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe free cash flow is useful in evaluating our liquidity, as it is similar to measures widely used by certain investors, securities analysts and other interested parties as a supplemental measure of performance and liquidity. We also use this measure internally to establish forecasts, budgets and operational goals to manage and monitor our liquidity. This non-GAAP financial measure may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with GAAP.

We define free cash flow as net cash used by operating activities, excluding cash paid for ongoing costs related to the Company’s At-The-Market (“ATM”) program which results in financing cash inflows, less capital expenditures.

	Three months ended
	March 31, 2026	March 31, 2025
Net cash used by operating activities	($12,994)	($17,490)
Cash paid for ongoing ATM costs	51	—
Less: Capital expenditures	(688)	(613)
Free cash flow	($13,631)	($18,103)